Exhibit 99

American Financial Group, Inc. Announces Change in Reporting of its Annuity Segment Results

•	Change will take effect commencing with the reporting of second quarter results
•	No change to latest annuity guidance

CINCINNATI – June 20, 2019 – American Financial Group, Inc. (NYSE: AFG) announced today that it is changing the way it defines the components of its core annuity operating earnings, beginning with the reporting of its second quarter 2019 financial results.

Going forward, AFG’s core annuity operating earnings will exclude the impact of items that are not necessarily indicative of operating trends, such as: the impact of fair value accounting for fixed-indexed annuities (FIAs), unlockings, and other items related to changes in the stock market and interest rates. Also going forward, core operating earnings will now include an expense for the amortization of FIA option costs, which is a better measure of the cost of funds for FIAs.

The Company believes these changes will provide investors with a better view of the fundamental performance of the business, and a more comparable measure of the Annuity Segment’s business compared to its peers. Core operating earnings will continue to also exclude realized gains and losses on investments.

After giving effect to the change, AFG still expects its 2019 pretax core annuity earnings to remain within its most recent guidance range of $365 million to $425 million.

S. Craig Lindner, Co-CEO of American Financial Group, commented, “As noted in our most recent investor conference call, we have been reviewing alternatives related to the reporting of our Annuity Segment core operating earnings for some time. After studying various approaches and considering questions and feedback from investors, analysts and rating agencies, we believe that this change will provide investors with a better view of the fundamental performance of the annuity business. This approach removes much of the volatility, both positive and negative, that results from the impact of interest rate and stock market fluctuations on our fixed-indexed annuity business, as well as the impact of other non-operating items.”

About American Financial Group, Inc.

American Financial Group is an insurance holding company, based in Cincinnati, Ohio with assets over $65 billion. Through the operations of Great American Insurance Group, AFG is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of traditional fixed, fixed-indexed and variable-indexed annuities in the retail, financial institutions, broker-dealer and registered investment advisor markets. Great American Insurance Group’s roots go back to 1872 with the founding of its flagship company, Great American Insurance Company.

Forward Looking Statements

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections. Examples of such forward-looking statements include statements relating to: the Company's expectations concerning market and other conditions and their effect on future premiums, revenues, earnings, investment activities and the amount and timing of share repurchases; recoverability of asset values; expected losses and the adequacy of reserves for asbestos, environmental pollution and mass tort claims; rate changes; and improved loss experience.

Actual results and/or financial condition could differ materially from those contained in or implied by such forward-looking statements for a variety of reasons including, but not limited to: changes in financial, political and economic conditions, including changes in interest and inflation rates, currency fluctuations and extended economic recessions or expansions in the U.S. and/or abroad; performance of securities markets, including the cost of equity index options; new legislation or declines in credit quality or credit ratings that could have a material impact on the valuation of securities in AFG’s investment portfolio; the availability of capital; changes in insurance law or regulation, including changes in statutory accounting rules and changes in regulation of the Lloyd’s market, including modifications to the establishment of capital requirements for and approval of business plans for syndicate participation; changes in the legal environment affecting AFG or its customers; tax law and accounting changes, including the impact of recent changes in U.S. corporate tax law; levels of natural catastrophes and severe weather, terrorist activities (including any nuclear, biological, chemical or radiological events), incidents of war or losses resulting from civil unrest and other major losses; disruption caused by cyber-attacks or other technology breaches or failures by AFG or its business partners and service providers, which could negatively impact AFG’s business and/or expose AFG to litigation; development of insurance loss reserves and establishment of other reserves, particularly with respect to amounts associated with asbestos and environmental claims; availability of reinsurance and ability of reinsurers to pay their obligations; trends in persistency and mortality; competitive pressures; the ability to obtain adequate rates and policy terms; changes in AFG’s credit ratings or the financial strength ratings assigned by major ratings agencies to AFG’s operating subsidiaries; the impact of the conditions in the international financial markets and the global economy  relating to AFG’s international operations; and other factors identified in AFG’s filings with the Securities and Exchange Commission.

The forward-looking statements herein are made only as of the date of this press release. The Company assumes no obligation to publicly update any forward-looking statements.

Contact:
Diane P. Weidner, IRC
Asst. Vice President - Investor Relations
513-369-5713

Websites:
www.AFGinc.com
www.GreatAmericanInsuranceGroup.com

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